UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: May 26, 2005
(Date of earliest event reported)

MICRO LINEAR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-24758 (Commission File Number)	94-2910085 (IRS Employer Identification No.)

2050 Concourse Drive, San Jose, California 95131
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (408) 433-5200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

     On May 26, 2005, the Board of Directors of Micro Linear Corporation (the “Company”) approved (i) an amendment to the Company’s 1994 Director Option Plan (the “1994 Director Plan”) which provides for the acceleration of any and all unvested options granted to directors thereunder in the event of a “change of control” of the Company; and (ii) an amendment to all option agreements between the Company and each of the non-employee members of the Company’s Board of Directors, including options granted pursuant to the Director Plan and the Company’s 1998 Nonstatutory Stock Option Plan (the “1998 Plan”), which provides for the full acceleration of any and all remaining unvested options granted to such non-employee director in the event of a “change of control”.

     For purpose of these amendments, “change of control” shall mean the occurrence of any of the following events: (1) a change in the composition of the Board of Directors occurs, as a result of which fewer than one-half of the incumbent directors are directors who either: (a) had been directors of the Company on the “look-back date” (as defined below) (the “original directors”); or (b) were elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the aggregate of the original directors who were still in office at the time of the election or nomination and the directors whose election or nomination was previously so approved (the “continuing directors”); or (2) any “person” who by the acquisition or aggregation of securities, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities ordinarily (and apart from rights accruing under special circumstances) having the right to vote at elections of directors (the “Base Capital Stock”); except that any change in the relative beneficial ownership of the Company’s securities by any person resulting solely from a reduction in the aggregate number of outstanding shares of Base Capital Stock, and any decrease thereafter in such person’s ownership of securities, shall be disregarded until such person increases in any manner, directly or indirectly, such person’s beneficial ownership of any securities of the Company; or (3) the consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if persons who were not stockholders of the Company immediately prior to such merger, consolidation or other reorganization own immediately after such merger, consolidation or other reorganization 50% or more of the voting power of the outstanding securities of each of (a) the continuing or surviving entity and (b) any direct or indirect parent corporation of such continuing or surviving entity; or (4) the sale, transfer or other disposition of all or substantially all of the Company’s assets. The term “look-back” date shall mean the later of (1) May 16, 2005 or (2) the date 24 months prior to the date of the event that may constitute a Change of Control.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

     On May 26, 2005, the Company’s Board of Directors approved an amendment to the Company’s Amended and Restated Bylaws pursuant to which, immediately after the effective date of the resignation of Mr. William Pohlman as a member of the Board of Directors, Section 3.2 will be amended to decrease the authorized number of directors that make up the entire Board of Directors from six (6) members to five (5) members. A copy of the amendment is attached hereto as Exhibit 3(ii).

Item 9.01. Financial Statements and Exhibits

(c)	Exhibits

3(ii) Amendment to Amended and Restated Bylaws

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     Dated: June 2, 2005.

MICRO LINEAR CORPORATION
By:	/s/ Michael Schradle
Michael Schradle
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit
Number	Description

3(ii)	Amendment to Amended and Restated Bylaws